Exhibit 21.1

Name of Subsidiary	State of Formation	Other Names Used
175 Remsen PE Investors, LLC	Delaware
175 Remsen PE Investors II, LLC	Delaware
6006 Executive Boulevard, LLC	Delaware
7500 Bellaire Mall LP	Texas
Aslan Centerpoint, LLC	Kentucky
Aslan Chalkville, LLC	Kentucky
Aslan Terrace, LLC	Kentucky
Bear Stearns ARM Trust 2005-7	Delaware
Bear Stearns ARM Trust 2005-9	Delaware
Citigroup Mortgage Loan Trust 2005-11	Delaware
CP/GP, Inc.	Pennsylvania
CWABS Trust 2005 HYB9	Delaware
Merrill Lynch Mortgage Backed Securities Trust, Series MLMBS 2007-2	Delaware
Merrill Lynch Mortgage Investors Trust, Series 2005-A9	Delaware
OSEB GP, Inc.	Delaware
RAIT General, Inc.	Maryland
RAIT Limited, Inc.	Maryland
RAIT Partnership, L.P.	Delaware
RAIT 175 Remsen, LLC	Delaware
RAIT-401 Michigan, LLC	Delaware
RAIT 500 Michigan, LLC	Delaware
RAIT Advisors, Inc.	Delaware
RAIT Aslan Centerpoint, LLC	Delaware
RAIT Aslan Chalkville, LLC	Delaware
RAIT Aslan Terrace, LLC	Delaware
RAIT Amarillo, LLC	Delaware
RAIT Asset Holdings, LLC	Delaware
RAIT Atria, LLC	Delaware
RAIT Braden Lakes, LLC	Delaware
RAIT Broadstone, Inc.	Delaware
RAIT Buckner, LLC	Delaware
RAIT Carter Oak, LLC	Delaware
RAIT Capital Corp.	Delaware	Pinnacle Capital Group
RAIT Cornerstone, LLC	Delaware
RAIT CRE CDO I, Ltd.	Cayman Islands
RAIT CRE CDO I, LLC	Delaware
RAIT CRE Holdings, LLC	Delaware
RAIT-CVI IV, LLC	Delaware
RAIT Desert Star, LLC	Delaware
RAIT Eastfield, LLC	Delaware

RAIT Emerald Pointe, Inc.	Delaware
RAIT Executive Boulevard, LLC	Delaware
RAIT Executive Mews Manager I, Inc.	Delaware
RAIT Executive Mews Manager II, Inc.	Delaware
RAIT Executive Mews Manager III, Inc.	Delaware
RAIT Finance I, LLC	Delaware
RAIT Firehouse, LLC	Delaware
RAIT-Hartford, L.L.C.	Delaware
RAIT Highland Club, Inc.	Delaware
RAIT Highland Club, LLC	Delaware
RAIT Lincoln Court, LLC	Delaware
RAIT McDowell, LLC	Delaware
RAIT Milwaukee, LLC	Delaware
RAIT-Neenah, L.L.C.	Delaware
RAIT North Park, LLC	Delaware
RAIT Old Town, LLC	Delaware
RAIT Old Town Investor LLC	Delaware
RAIT Preferred Funding II, LLC	Delaware
RAIT Preferred Funding II, Ltd.	Cayman Islands
RAIT Preferred Holdings I, LLC	Delaware
RAIT Preferred Holdings II LLC	Delaware
RAIT Promontory Point, LLC	Delaware
RAIT Quito-B, LLC	Delaware
RAIT Quito-C, LLC	Delaware
RAIT Reuss Federal Plaza, LLC	Delaware
RAIT Rogers Plaza, LLC	Delaware
RAIT Rohrerstown, L.P.	Pennsylvania
RAIT SAAR Company, LLC	Delaware
RAIT Sabel Key Manager, Inc.	Delaware
RAIT Sharpstown, LLC	Delaware
RAIT Sharpstown GP, Inc.	Delaware
RAIT Towne Square, LLC	Delaware
RAIT-Two Rivers, L.L.C.	Delaware
RAIT Urban Holdings, LLC	Delaware
RAIT Wauwatosa, LLC	Delaware
REM-Cherry Hill, LLC	New Jersey
REM-Willow Grove, L.P.	Pennsylvania
REM-Willow Grove, Inc.	Pennsylvania
St. Pete Beach Holdings, LLC	Delaware
Taberna Capital Management, LLC	Delaware
Taberna Capital (Bermuda) Ltd	Bermuda
Taberna Equity Funding, Ltd	Cayman Islands
Taberna Funding LLC	Delaware
Taberna Funding Capital Trust I	Delaware

Taberna Funding Capital Trust II	Delaware
Taberna Loan Holdings I, LLC	Delaware
Taberna Loan Holdings II, LLC	Delaware
Taberna Preferred Funding III, Ltd	Cayman Islands
Taberna Preferred Funding IV, Ltd	Cayman Islands
Taberna Preferred Funding VI, Ltd	Cayman Islands
Taberna Preferred Funding VII, Ltd	Cayman Islands
Taberna Preferred Funding VIII, Ltd.	Cayman Islands
Taberna Preferred Funding IX, Ltd	Cayman Islands
Taberna Real Estate CDO I, Ltd.	Cayman Islands
Taberna Realty Finance Trust	Maryland
Taberna Realty Holdings Trust	Maryland
Taberna Securities, LLC	Delaware
Taberna Preferred Funding III, Inc.	Delaware
Taberna Preferred Funding IV, Inc.	Delaware
Taberna Preferred Funding VI, Inc.	Delaware
Taberna Preferred Funding VII, Inc.	Delaware
Taberna Preferred Funding VIII, Inc.	Delaware
Taberna Preferred Funding IX, Inc.	Delaware
Taberna Securities (UK), Ltd	United Kingdom
Westminster Chase Holdings, LLC	Georgia